Exhibit 21.1

                         SUBSIDIARIES OF THE COMPANY


                                                     State of Incorporation
Name of Subsidiary                                       or Organization
------------------                                   -----------------------

NutriSystem Franchise, Inc.                                 Delaware

NutriSystem Direct, L.L.C.                                  Pennsylvania

NutriSystem Nevada, L.L.C.                                  Nevada

NutriSystem Direct, L.L.C. does business in the state of Texas under the fictitious name "NS Direct, L.L.C."